GROWTH AND INCOME TRUST
File No. 811-7393

EXHIBIT INDEX

Exhibit (c)(1):     Agreement and Declaration of Unitholders dated May 13, 1996 by the holders of beneficial interest of Balanced Portfolio.


Exhibit (c)(2):     Agreement and Declaration of Unitholders dated May 13, 1996 by the holders of beneficial interest of Equity Portfolio.


Exhibit (c)(3):     Agreement and Declaration of Unitholders dated May 13, 1996 by the holders of beneficial interest of Equity Income
                    Portfolio.

Exhibit (c)(4):     Agreement and Declaration of Unitholders dated May 13, 1996 by the holders of beneficial interest of Total Return
                    Portfolio.

Exhibit (d)(1):     Investment Management Services Agreement dated July 1, 1999 between Growth and Income Trust, on behalf of Balanced
                    Portfolio, Equity Portfolio, Equity Income Portfolio and
                    Total Return Portfolio, and American Express Financial
                    Corporation.

Exhibit (d)(2):     Investment Sub-Advisory Agreement dated April 8, 1999,
                    between American Express Financial Corporation and Kenwood
                    Capital Management LLC.

Exhibit (d)(3):     Addendum to Investment Sub-Advisory Agreement dated July 1,
                    1999, between American Express Financial Corporation and
                    Kenwood Capital Management LLC.

Exhibit (p)(1):     Trustees' Power of Attorney to sign Amendments to this
                    Registration Statement, dated January 14, 1999.

Exhibit (p)(2):     Officers' Power of Attorney to sign Amendments to this
                    Registration Statement, dated March 1, 1999.